OPTION AGREEMENT

          This agreement is entered into this second day of October, 1998, by and between VICORP Restaurants, Inc. (the Corporation), and Joseph F. Trungale (Optionee).

          WHEREAS, the Corporation has adopted the Amended and Restated 1982 Stock Option Plan ("Plan"), which Plan is in full force and effect; and

          WHEREAS, pursuant to Article VIII of the Plan, the Committee of Non-Employee Directors is to notify the recipient of the grant of any option in a writing delivered in duplicate either in person or by mail,

          NOW, THEREFORE, the parties hereto acknowledge and agree as follows:

          I.  GRANT:
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          Optionee is hereby granted a non-qualified option to purchase under the terms of the plan 50,000 shares of the Corporation's common stock (par value $0.05 per share) for an exercise price of $14.25 per share. The options shall be vested according to the following schedule:

          16,666 shares will vest on October 2, 1999
          16,667 shares will vest on October 2, 2000
          16,667 shares will vest on October 2, 2001

          II.  TERM:
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          Each option granted shall expire ten years from the date of grant, unless canceled or terminated earlier in accordance with the terms of the Plan.

          III.  EXERCISE OF OPTIONS:
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          Only options which are vested may be exercised.

          IV.  MANNER OF EXERCISE:
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          (a)  Notice to the Corporation:  Each exercise of an option shall be made by the delivery by the Optionee of written notice of such election to the Corporation, either in person or by mail, stating the number of shares with respect to which the option is being exercised and specifying a date on which the shares will be taken and payment made therefor. The date shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon.

          (b) Issuance of Stock: Subject to any law or regulation of the Securities and Exchange Commission or other body having jurisdiction requiring an action to be taken in connection with the shares specified in a notice of election before the shares can be delivered to the Optionee, on the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered to the Optionee stock certificates for the number of shares with respect to which the option is being exercised, against payment therefor (including payment of any tax required to be withheld). In the event of any failure to take and pay, on the date stated, for the full number of shares specified in the notice of election, the option shall become inoperative only as to those shares which are not taken or paid for, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.

          V.  ASSIGNMENT:
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          Any option granted under the Plan shall not be assigned, pledged, or hypothecated in any way, shall not be subject to execution, and shall not be transferable other than by will or the laws of descent and distribution. Any attempted assignment or other prohibited disposition shall be null and void.

          VI.  TERMINATION:
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          (a)  Termination Other Than At Death Or Disability:  If the
Optionee terminates his position as an Employee of the Corporation for any reason other than death or disability, any unexpired and unexercised granted options shall be canceled three months after the effective date of the Optionee's termination.

          (b) Termination At Death Or Disability: In the event of the death of the Optionee, any option held by him at the time of his death shall be transferred as provided in his will or by the laws of descent and distribution, and may be exercised by such transferee at any time within twelve months after the date of death, to the extent the option is exercisable on the date of death, and provided it is exercised within the time prescribed in the Plan. In the event of the disability of the Optionee, any option held by him may be exercised in whole or in part, by the Optionee or his personal representative at any time within twelve months after the date of disability, to the extent the option is exercisable on the date of disability, and provided that it is exercised within the time prescribed in the Plan. Disability and time of disability shall be determined by the Committee.

          VII.  CHANGES IN CAPITAL STRUCTURE:
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          The number of shares granted to Optionee will be subject to adjustment in the case of stock splits, combinations, stock dividends, reorganization and similar events.

          VIII.  SUBSTITUTION OR CANCELLATION UPON ACQUISITION:
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          As used in this article, "Acquisition Event" means (1) any sale or other disposition of all or substantially all of the assets of the Corporation or of any participating subsidiary pursuant to a plan which provides for the liquidation of the Corporation or the participating subsidiary, (2) any exchange by the holders of all of the outstanding shares of Common Stock for securities issued by another entity, or in whole or in part for cash or other property, pursuant to a plan of exchange approved by the holders of a majority of such outstanding shares, or (3) any transaction to which 425(a) of the Internal Revenue Code of 1954, as amended, applies and to which the Corporation or any participating subsidiary is a party in connection with any Acquisition Event and upon such terms and conditions as the Board may establish:

          (a) The Committee may waive any limitation applicable to any option or right granted to the Optionee by this Agreement under the Plan so that such option and right, from and after a date prior to the Acquisition Event that is specified by the Committee, shall be exercisable in full.

          (b) If the Committee so determines, the Optionee may be given the opportunity to make a final settlement for the entire unexercised portion of any option and any right granted by this Agreement under the Plan, including any portion not then currently exercisable, in any one or more of the following matters:

          (i) Surrender such unexercised portion for cancellation in exchange for the payment in cash of an amount not less than the difference between the value per share of Common Stock as measured by the value to be received by the holders of the outstanding shares of Common Stock pursuant to the terms of the Acquisition Event, as determined by the Committee in its discretion, and the price at which such option and right is or would become exercisable, multiplied by the number of shares represented by such unexercised portion.

          (ii) Exercise such option and right, including any portion not then otherwise currently exercisable, prior to the Acquisition Event so that the Optionee would be entitled, with respect to shares thereby acquired, to participate in the Acquisition Event as a holder of Common Stock.

          (iii) Surrender such option and right for cancellation in exchange for a substitute option, with or without a related stock appreciation right, providing substantially equal benefits and granted or to be granted by an employer corporation, or a parent or subsidiary of such an employer corporation, that after the Acquisition Event is expected to continue to conduct substantially the same business as that acquired from the Corporation or a participating subsidiary pursuant to the Acquisition Event.

          If the Optionee is given one or more of such opportunities with respect to the entire unexercised portion of any option and right granted by this Agreement, the option and right may be canceled by the Corporation upon the occurrence of the Acquisition Event and thereafter the Optionee will be entitled only to receive the appropriate benefit pursuant to clause (i),
(ii), or (iii) above, whichever may be applicable.

          The provisions of this article are not intended to be exclusive of any other arrangements that the Board might approve for settlement of any or all outstanding options and rights in connection with an Acquisition Event or otherwise.

          IX.  ADMINISTRATION:
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          The Plan is administered by a committee of non-employee directors appointed by the Board of Directors of the Corporation ("Committee") to whom all correspondence shall be directed.

          X.  MISCELLANEOUS:
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          (a)  Interpretation:  Any inconsistencies between the provisions of this Option Agreement and the Plan shall be governed by the terms and provisions of the Plan. Optionee is referred to the Plan to determine all of his rights and obligations, only a portion of which have been set forth in this Agreement.

          (b) Acknowledgment: By execution of this Agreement, Optionee acknowledges receipt of a duplicate copy of the same as notification of his grant of options and that Optionee agrees in consideration of such option he will abide by all the terms and conditions of the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above-written.


                         VICORP Restaurants, Inc.


                         By /s/ Charles R. Frederickson
                         ------------------------------
                         Charles R. Frederickson, Chairman


                         /s/ Joseph F. Trungale
                         ------------------------------
                         Joseph F. Trungale, Optionee

This is Page 4 of a 4-page Option Agreement between VICORP Restaurants, Inc. and Joseph F. Trungale dated October 2, 1998.